UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Poseidon Containers Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

c/o Technomar Shipping Inc. 3-5 Menandrou Street 14561, Kifissia Athens, Greece
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: File No. 333-204968 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION INCLUDED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereunder is common stock, par value $0.01 per share, of Poseidon Containers Holdings Corp. (the “Registrant”). The description of capital stock set forth under the caption “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (No. 333-204968) as initially filed publicly with the U.S. Securities and Exchange Commission on June 15, 2015, and as subsequently amended (the “Form F-1 Registration Statement”), is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

No.	Exhibit

3.1	Form of Amended and Restated Articles of Incorporation of the Registrant*

3.2	Form of Amended and Restated Bylaws of the Registrant*

4.1	Form of Common Share Certificate of the Registrant*

*	Incorporated herein by reference to the Exhibit of the same number to the Form F-1 Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 27, 2015	POSEIDON CONTAINERS HOLDINGS CORP.

	By:	/s/ George Giouroukos
	Name:	George Giouroukos
	Title:	Chief Executive Officer